EXHIBIT 99.1

Solar Capital Ltd. Announces Q4 2017 Net Investment Income Per Share of $0.44 and Estimated Net Asset Value Per Share in the range of $21.79 to $21.82

NEW YORK, Jan. 10, 2018 (GLOBE NEWSWIRE) -- In conjunction with hosting its Analyst Day on January 10, 2018, Solar Capital Ltd. (NASDAQ:SLRC) (the “Company”) is hereby disclosing certain estimated results for the quarter ended December 31, 2017.

For the quarter ended December 31, 2017, management expects the Company’s net investment income per share to be $0.44, compared to $0.41 for the quarter ended September 30, 2017. In addition, management expects the Company’s net asset value per share at December 31, 2017 to be in a range of $21.79 to $21.82 compared to the net asset value per share of $21.80 as of September 30, 2017.

For the quarter ended December 31, 2017, the Company’s comprehensive portfolio activity1 includes investments of approximately $164 million and repayments of approximately $181 million. In addition, management expects the Company’s net debt/equity ratio to be approximately 0.58x at December 31, 2017.

At December 31, 2017, the Company had no investments on non-accrual.

On December 18, 2017, the Company redeemed its remaining $75 million of 6.75% senior unsecured notes due 2042. The repayment was funded through the issuance of $75 million of 4.50% notes due 2023. The Company expects that the refinancing of the 6.75% senior unsecured notes will contribute approximately $0.04 per share to 2018 net investment income.

On November 2, 2017, the Company’s board of directors (the “Board”) amended the First Amended and Restated Investment Advisory and Management Agreement Between Solar Capital Ltd. and Solar Capital Partners LLC, lowering the base management fee payable thereunder from 2.0% per annum to 1.75% per annum, effective January 1, 2018.

Additionally, on November 2, 2017, the Board declared an increased first quarter 2018 distribution of $0.41 per share payable on April 3, 2018 to stockholders of record as of March 22, 2018.

The estimates presented are subject to the completion of financial closing procedures and are not a comprehensive statement of our financial condition or results for the period from October 1, 2017 through December 31, 2017.

The preliminary estimates and guidance provided herein have been prepared by, and are the responsibility of, management. Neither our independent registered public accounting firm, nor our Board of Directors, have audited, reviewed, compiled, or performed any procedures with respect to the accompanying preliminary financial data and estimates. Accordingly, our independent registered public accounting firm and our Board of Directors do not express an opinion or any form of assurance with respect thereto and assumes no responsibility for, and disclaims any association with, this preliminary information. Actual results for the period may differ materially.

ABOUT SOLAR CAPITAL LTD.

Solar Capital Ltd. is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. A specialty finance company with expertise in several niche markets, the Company primarily invests in leveraged, U. S. middle market companies in the form of senior secured cash flow and asset-based investments.

FORWARD-LOOKING STATEMENTS

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with The Securities and Exchange Commission. Solar Capital Ltd. undertakes no duty to update any forward-looking statements made herein, unless required to do so by applicable law.

CONTACT
Solar Capital Ltd.
Investor Relations
(646) 308-8770

_______________________

1 Includes investment activity through the Company’s investment portfolio, Crystal Financial, NEF Holdings, LLC (“NEF”), the Senior Secured Unitranche Loan Program LLC (“SSLP”), and Senior Secured Unitranche Loan Program II LLC (“SSLP II”), attributable to the Company.